UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2016 (December 7, 2016)

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Short-Term Incentive Compensation Plan
On December 7, 2016, the Board of Directors (the "Board") of NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the "Company"), based on the recommendation of the Human Resources Committee (the "Committee") of the Board, established the Company's 2017 Annual Incentive Plan for officers and other eligible employees of the Company (the "2017 AI Plan").
The 2017 AI Plan provides for a payment of incentive compensation to officers and other eligible employees for the performance period of January 1, 2017, through December 31, 2017. To be eligible to receive a payout under the 2017 AI Plan, employees must be employed on December 31, 2017, and have been employed actively for at least one full quarter of the plan year.
A target incentive level for each participating employee is set by position and is expressed as a percentage of base salary. The short-term incentive target opportunities under the 2017 AI Plan for the Company's principal executive officer, principal financial officer and the other remaining named executive officers in the Company's proxy statement filed for its 2016 annual meeting of shareholders (the "2016 Proxy Statement") are as follows:

Name	Title	Short-Term Incentive Target Opportunity (as a percentage of base salary)
Robert C. Rowe (1)	President and Chief Executive Officer	100%
Brian B. Bird	Vice President and Chief Financial Officer	50%
Heather H. Grahame	Vice President and General Counsel	45%
Curtis T. Pohl	Vice President - Retail Operations	40%
Bobbi L. Schroeppel	Vice President - Customer Care, Communications and Human Resources	35%
(1) Mr. Rowe, a member of the Board, abstains from voting on all Board matters concerning executive compensation. The Board, with Mr. Rowe abstaining, increased Mr. Rowe's short-term incentive target opportunity to 100% in 2017, from 80% in 2016. The target opportunities did not change for the Company's other executives.

The performance measures for the 2017 AI Plan are substantially the same as under the Company's 2016 Annual Incentive Plan, with the exception of the addition of a third safety performance metric. With respect to the safety component in the plan (weighted 15%), the Board kept the lost time incident rate (5%) and total recordable incident rate (5%) metrics that were used in 2016, but also added a safety training completion performance metric (5%) for 2017.
Payouts of awards to plan participants from the performance pool (as discussed below) will be determined based on a combination of:

(i)	individual performance ratings that evaluate achievement against established goals and objectives as well as overall job performance; and

(ii)	company performance based on the achievement of the following specified performance metrics during 2017:

a.	Financial Performance, weighted at 55%, based on achieving targeted net income;

b.
Safety, weighted at 15%, using three equally weighted measurements, two based on OSHA definitions – lost time incident target rate and total recordable incident rate – and the third based on completion of safety training;

c.	Reliability, weighted at 15%, consisting of two electric system reliability indices (each weighted at 5%), which measure the total duration of interruption for the average customer on our system during a predefined period of time, and two natural gas system reliability indices (each weighted at 2.5%), which measure damage per 1,000 locates and leaks per 100 miles on our system during a predefined period of time; and

d.
Customer Satisfaction, weighted at 15%, consisting of performance as determined by an independent survey conducted by J.D. Power & Associates (5%) and, operational performance (5%) and reputational perception (5%) pursuant to a separate independent survey conducted by Flynn Wright.

No awards will be paid out under the 2017 AI Plan unless at least 90% of the net income target is met. In the event that a work-related fatality occurs during the year, the lost time incident rate portion of of safety performance metric will be forfeited for all employees unless it is determined by the Committee that no actions on the part of the employee or the Company contributed to the incident. In calculating performance against target, the Board may make adjustments either positively or negatively for one-time events and extraordinary non-budgeted items.
A Performance Pool will be created and funded based on the level of achievement of the four company performance factors described above. The Performance Pool then will be allocated to each officer using total target incentive dollars at the end of the performance period for eligible employees in each functional unit, division or department, as adjusted based on the performance funding level achieved. The Performance Pool will be divided into a “Fixed Pool” and a “Discretionary Pool.”

Fifty percent of the Performance Pool will be allocated to the Fixed Pool. Each Eligible Employee that has a performance rating of “met expectations” or “exceeded expectations” will receive a distribution from the Fixed Pool calculated as follows:
Employee's target incentive amount x performance funding level achieved x 50%
As part of the Fixed Pool calculation, the maximum percentage that can be attributed to the “performance funding level achieved” is 150%.
The remaining 50% of the Performance Pool will be allocated to the Discretionary Pool. Allocations of the Discretionary Pool will be based on the recommendation of an employee's supervisor. In no case will the total payouts in a given performance pool exceed the total dollars available for that performance pool.

Awards will be paid out to employees as soon as practicable after year-end results are known, but no later than March 31, 2018. The actual incentive amounts paid under the 2017 AI Plan will be based on the Company's actual results during 2017 in relation to the established performance objectives, and these payments may be greater or less than the target amounts that have been established.
For further information regarding the 2017 AI Plan, see the copy of the plan that is filed as Exhibit 99.1 hereto and incorporated herein by reference.
(e) Executive Retirement/Retention Program
On December 7, 2016, the Board, based on the recommendation of the Committee, also approved grants of performance-based restricted share units to each of the Company's nine executive officers under the Company's Executive Retirement/Retention Program (the "Program"). These grants are made under the NorthWestern Corporation Amended and Restated Equity Compensation Plan (the "Equity

Compensation Plan") and are the sixth annual grants made under the Program which was first established in December 2011.
The purpose of the Program is to reward the Company's executives when they retire for their years of service with the Company and to provide the Company's executives an incentive to continue their employment with, and to advance the interests of, the Company. The Company does not provide its executives with a traditional supplemental executive retirement plan, or SERP. As described in more detail below, executives receive these awards only if the Company satisfies a financial performance measure and they remain employed with the Company through the vesting period.
Summary of Program Provisions
Under the terms of the grants, each participant received an award of restricted share units ("RSUs") based upon a percentage of the participant's base salary divided by the fair market value of the Company's common stock as of the grant date. Each of the Company's executive officers received awards under the Program. The awards for the Company's principal executive officer, principal financial officer and the other named executive officers in the 2016 Proxy Statement are set forth in the table below.

Named Executive Officer	Program Target Opportunity (as a percentage of base salary)	Number of RSUs Awarded (1)
Robert C. Rowe (2) President & Chief Executive Officer	50%	6,505
Brian B. Bird Vice President & Chief Financial Officer	25%	2,250
Heather H. Grahame Vice President & General Counsel	20%	1,576
Curtis T. Pohl Vice President - Distribution	20%	1,223
Bobbi L. Schroeppel Vice President - Customer Care, Communications and Human Resources	15%	846
(1) Based on a grant date fair value of $45.78, which was calculated using the closing stock price of $55.70 on December 7, 2016, less the present value of expected dividends, calculated using a 1.8% five-year Treasury rate and assuming quarterly dividends of $0.52 for the five-year vesting period.

(2) Mr. Rowe, a member of the Board, abstains from voting on all Board matters concerning executive compensation.

Vesting of the RSUs to each participant is conditioned on the Company achieving net income that exceeds the Company's net income for 2016 for three of the five calendar years 2017 through 2021. For purposes of the award, “net income” means net income, as reflected in the Company's audited consolidated financial statements. In determining whether the performance measure has been satisfied, the Board may make discretionary adjustments either positively or negatively for one-time events and extraordinary non-budgeted items.
Vesting of the RSUs also generally is contingent upon the participant remaining in the continuous employ of the Company through the end of the performance period; however, as discussed below, vesting also would occur earlier upon the death or disability of the participant, or upon a change of control of the Company. Upon vesting, RSUs will be credited to an account for the participant. The participant's account will be credited for the payment of cash or stock dividends related to the vested RSUs for dividends declared after the date that the RSUs become vested and until the RSUs are paid. Cash dividend equivalents will be credited as additional vested RSUs.

If the participant retires before vesting, a pro rata portion of the RSUs (based on the number of months of service during the performance period) will vest and will be paid as described in the following paragraph. If the participant dies or becomes disabled prior to vesting, the RSUs will become vested and will be paid as soon as practicable after such death or disability. Upon a change of control, the performance measure will be deemed satisfied and awards will be deemed vested, but will not be paid until the participant's departure from the Company as described in the following paragraph.
Following the participant's departure from the Company, except as described above in the event of death or disability, payout of the earned and vested RSUs will be made in equal annual installments over a five-year period. Payout will be made in shares of common stock of the Company, with one RSU vested and earned equal to one share of the Company's common stock. Awards under the Program may be canceled by the Board at any time.
The terms of the awards are governed by the Form of NorthWestern Corporation Executive Retirement/Retention Program Restricted Share Unit Award Agreement (the "Award Agreement") and the Equity Compensation Plan. For further information regarding the Award Agreement, see the copy of the Award Agreement that is filed as Exhibit 99.2 hereto and incorporated herein by reference. For further information regarding the Equity Compensation Plan, see Appendix A of the Company's 2014 Proxy Statement, dated March 7, 2014 (Commission File No. 1-10499), which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	2017 Annual Incentive Plan
99.2*	Form of NorthWestern Corporation Executive Retirement/Retention Program Restricted Share Unit Award Agreement

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary

Date: December 13, 2016

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	2017 Annual Incentive Plan
99.2*	Form of NorthWestern Corporation Executive Retirement/Retention Program Restricted Share Unit Award Agreement

* filed herewith